Exhibit 99.1

       Willis Group Reports Record Third Quarter 2004 Results;
                  Declares Regular Quarterly Dividend

    NEW YORK--(BUSINESS WIRE)--Oct. 27, 2004--Willis Group Holdings Limited (NYSE:WSH)

    -- 19th Consecutive Quarter of Record Results; Reported Revenues Grew 8% (4% Organic Growth)

    --  Company Provides Direction on Impact of Abolishing Contingency
        Payments

    --  Will Pursue Aggressive Expansion of Global Market Share

    --  Reaffirms Commitment to Clients through Client Advocates,
        Client Bill of Rights, and Willis Excellence Model

    Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, today reports record results for the quarter and nine months ended September 30, 2004.
    Separately, the Board of Directors today approved a regular quarterly cash dividend on the Company's common stock of $0.1875 per share, an annual rate of $0.75 per share. The dividend is payable on January 14, 2005 to shareholders of record on December 31, 2004.

    Third Quarter and Nine Months Ended September 30, 2004 Review

    Net income for the quarter ended September 30, 2004 was $75 million, or $0.45 per diluted share, compared with $99 million, or $0.59 per diluted share, a year ago. Excluding non-cash compensation for performance-based stock options, a related one-time tax benefit arising from a change in UK tax legislation in 2003, and net gain on disposal of operations, adjusted net income increased 24 percent to $77 million for the quarter ended September 30, 2004 from $62 million in the same period last year, while adjusted net income per diluted share rose 24 percent to $0.46 for the third quarter of 2004 from $0.37 a year ago. Foreign currency translation had no impact on third quarter 2004 reported earnings compared to a year ago.
    Net income for the nine months ended September 30, 2004 was $319 million, or $1.89 per diluted share, compared to $296 million, or $1.75 per diluted share, a year ago. Excluding non-cash compensation for performance-based stock options, a related one-time tax benefit arising from a change in UK tax legislation in 2003, net gain on disposal of operations, and a subordinated debt redemption premium, adjusted net income for the nine months ended September 30, 2004 increased 25 percent to $333 million from $267 million in the corresponding period in 2003, while adjusted net income per diluted share rose 25 percent to $1.97 from $1.58 in the corresponding period in 2003. The impact of foreign currency translation increased reported earnings for the nine months to September 2004 by approximately $0.01 per share compared to a year ago.
    Total reported revenues for the quarter ended September 30, 2004 increased 8 percent to $490 million, from $452 million for the same period last year. Organic revenue growth was 4 percent, which excluded the effects of foreign currency translation (2 percent) and net acquisitions (2 percent). The adjusted operating margin was 23.1 percent for the third quarter of 2004 compared with 23.0 percent for the same period last year.
    Total reported revenues for the nine months ended September 30, 2004 increased 13 percent to $1,687 million, up from $1,499 million for the corresponding period in 2003, or 6 percent on an organic basis. The adjusted operating margin was 29.7 percent through the nine months to September 2004, compared with 29.0 percent for the same period last year.
    Joe Plumeri, Chairman and Chief Executive Officer said, "We saw continued success this quarter, despite a tough business environment. We continued to build a sales culture, grow revenues, maintain expense discipline, and enhance earnings, despite a continued decline in rates across most lines of insurance in the third quarter.
    "Willis was the first broker in the industry to abolish contingent commissions and is strongly committed to maintaining our leadership role in the industry as client advocates. Our new Client Bill of Rights clearly describes for clients how we do business and complements our Client Advocate Program to ensure we effectively represent our clients' needs. We are extremely pleased with how positively clients have responded to these measures," Mr. Plumeri said.

    Balance Sheet

    At September 30, 2004, total long-term debt was $450 million, up
0.4 percent from $448 million a year ago.
    Total stockholders' equity at the quarter end was approximately $1.3 billion, up 16 percent from a year ago. The capitalization ratio (total long-term debt to total long-term debt and stockholders' equity) was 25 percent at quarter-end September 30, 2004.

    Share Buybacks and Acquisitions

    During the third quarter, the Company repurchased 3.5 million shares of its common stock for $124 million, and through the nine months, share buybacks totaled 9.0 million for $327 million under the Company's $500 million authorization. There was approximately $168 million of immediately available cash at September 30, 2004, providing significant financial flexibility to support the cash needs of the Company.
    To date in 2004, the Company has completed 8 acquisitions with annual revenues of approximately $130 million. These include the October 1, 2004 acquisition of a 56 percent interest in Coyle Hamilton, the Republic of Ireland's largest privately owned insurance broker with annualized revenues of approximately $60 million, and the January 1, 2004 increase in its ownership position in Willis A/S in Denmark to 100 percent from 30 percent, with annualized revenues of $50 million.

    Impact of Abolishing Contingents and Future Outlook

    Last week the Company said that it anticipated it would have received $160 million in total market derived revenues for 2004: $80 million of predominantly volume and profit-related contingent commissions, and $80 million of other market service revenues. The Company announced that it was abolishing volume and profit related commissions and restructuring other market related arrangements with insurers. Of the $80 million of volume and profit-related commissions, the Company had recognized $50 million in the first nine months of the year. The Company's decision could therefore reduce revenues in 2004 by approximately $30 million, pre-tax, or $.12 per diluted share. The Company said that it expects adjusted net income for full year 2004 to be in the range of $2.60 to $2.65 per diluted share. Because the situation is still developing rapidly, the actual impact on 2004 could be more or less than these estimates.
    The Company sees significant new opportunities to enhance its global market share, especially with middle market and large accounts. Efforts to grow market share will include increased marketing, aggressive targeting of new accounts and continued hiring of new producers.
    The Company said that while it was assessing the impact of its decision to abolish contingencies and the rapidly changing industry environment as well as benefits of its efforts to increase market share, it does not believe it is appropriate, at this time, to provide longer-term guidance.

    Willis Commitment to Clients

    Mr. Plumeri said, "Our business model is built around the value we provide to clients and being responsive to their concerns as committed client advocates. Our mission is to represent the buyers of insurance, not the sellers, and we will continue to do that aggressively."
    Building on its industry leadership in the area of client advocacy, the Company has initiated a number of measures, which reaffirm its commitment to clients, including:

    -- Being the first company in the industry to announce the outright abolition of contingency payments from carriers;

    -- Introducing a Client Bill of Rights detailing the Company's obligations to clients, including full transparency of commission and fee payments;

    -- Establishing toll-free client call-in lines and scheduling regular conference calls for clients to meet with Joe Plumeri, with over 750 clients participating in the first such call last week;

    -- Reaffirming that Willis does not and will not make financial investments in carriers;

    -- Expanding Willis' Client Advocacy program to dedicate an internal advocate for every client of Willis;

    -- Strengthening the monitoring and enforcement of the existing Willis Excellence Model ("WEM") global compliance program through the creation of an internal compliance hotline for Willis Associates worldwide to report any evidence of inappropriate market conduct behavior by Willis Associates, insurer personnel or anyone else involved in Willis client business.

    WEM, which has been in place for more than three years, establishes compliance standards for the client placement process. These standards are monitored and enforced through a global employee training program, Willis compliance officers assigned to every business unit, regular quarterly self-assessment certification, and a rigorous internal audit program. Reports on these audits are presented monthly to Willis Chairman and Chief Executive Officer Joe Plumeri, and quarterly to the Audit Committee of the Company's Board of Directors.
    The Company will discuss financial results and outlook on a conference call scheduled for 8:00 a.m. Eastern Time, October 28, 2004. This call is being web cast and can be accessed at www.willis.com.
    Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in some 80 countries, its global team of 14,500 associates serves clients in some 180 countries. Additional information on Willis may be found on its web site www.willis.com.

    This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, are contained in the Company's filings with the Securities and Exchange Commission.
    This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present such non-GAAP supplemental financial information as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's consolidated statements of operations for the quarter and nine months ended September 30, 2004.


                  WILLIS GROUP HOLDINGS LIMITED
         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in millions, except per share data)
                         (unaudited)

                                         Three months    Nine months
                                             ended           ended
                                           Sept. 30,       Sept. 30,
                                         ------------- ---------------
                                          2004   2003    2004    2003
                                         ------ ------ ------- -------
Revenues:
 Commissions and fees                     $472   $434  $1,636  $1,446
 Interest income                            18     18      51      53
                                         ------ ------ ------- -------
  Total Revenues                           490    452   1,687   1,499
                                         ------ ------ ------- -------
Expenses:
 General and administrative expenses
  (excluding non-cash compensation)        365    339   1,151   1,036
 Non-cash compensation - performance
  options (Note 1)                           4      4      10      17
 Depreciation expense                       10      8      31      26
 Amortization of intangible assets           2      1       4       2
 Net gain on disposal of operations          -     (6)     (5)    (10)
                                         ------ ------ ------- -------
  Total Expenses                           381    346   1,191   1,071
                                         ------ ------ ------- -------
Operating Income                           109    106     496     428
Interest expense                             6     12      15      40
Premium on redemption of subordinated
 debt                                        -      -      17       -
                                         ------ ------ ------- -------
Income before Income Taxes, Equity in
 Net Income of Associates and Minority
 Interest                                  103     94     464     388
Income tax expense (benefit)                31     (3)    155     102
                                         ------ ------ ------- -------
Income before Equity in Net Income of
 Associates and Minority Interest           72     97     309     286
Equity in net income of associates           3      3      15      14
Minority interest                            -     (1)     (5)     (4)
                                         ------ ------ ------- -------
Net Income                                 $75    $99    $319    $296
                                         ====== ====== ======= =======
Net Income per Share
 - Basic                                 $0.48  $0.65   $2.02   $1.96
 - Diluted                               $0.45  $0.59   $1.89   $1.75
                                         ====== ====== ======= =======

Average Number of Shares Outstanding
 - Basic                                   157    153     158     151
 - Diluted                                 167    168     169     169
                                         ====== ====== ======= =======


                        WILLIS GROUP HOLDINGS LIMITED
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (cont'd)
                   (in millions, except per share data)
                              (unaudited)

    Note 1: Non-Cash Compensation - Performance Options

    The non-cash compensation charge recognizes performance-based stock options granted to management as part of the 1998 leveraged buyout arrangement for meeting or exceeding 2001 and 2002 targets. In accordance with GAAP, a quarterly charge is recognized, on a cumulative basis, calculated in accordance with the vesting schedule and the stock price at the end of the performance period, which ended on December 31, 2002 when the stock price was $28.67. On a cumulative basis at September 30, 2004, the Company has recognized $268 million, or approximately 99 percent of the total estimated charge. The remaining estimated charge of $2 million will be recognized in the fourth quarter of 2004 in accordance with the vesting schedule.

    Note 2: Income tax expense (benefit)

    In the third quarter of 2003, certain changes to UK tax legislation were enacted regarding the taxation of employee stock options. When UK-based employees exercise their stock options, the Company now obtains a corporate tax deduction equal to the market price of the Company's shares on the date of exercise less the option exercise price paid by the employee. This change largely brings UK tax legislation into line with US tax legislation.
    Non-cash compensation amounting to $123 million in respect of UK performance options had been expensed in periods prior to June 30, 2003 without any income tax benefit being recognized. Accordingly, following the change in UK tax legislation, an income tax benefit of $37 million and a corresponding deferred asset were recognized in the third quarter of 2003.


                 WILLIS GROUP HOLDINGS LIMITED
              SUPPLEMENTAL FINANCIAL INFORMATION
             (in millions, except per share data)
                           (unaudited)

    Definitions of Non-GAAP Financial Measures:

    We believe that investors' understanding of the Company's performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.
    Because the non-cash compensation charge for performance-based stock options was based on our stock price at the end of each quarter until December 31, 2002, changes in our stock price increased the volatility of our reported operating income and reported net income. The net gain or loss on disposal of operations and the non-recurring subordinated debt redemption premium also impact the volatility of our reported results. We believe that excluding these items from the following non-GAAP measures, along with the GAAP measures, provides a more complete and consistent comparative analysis of our results of operations.


                 WILLIS GROUP HOLDINGS LIMITED
          SUPPLEMENTAL FINANCIAL INFORMATION (cont'd)
             (in millions, except per share data)
                       (unaudited)

    Adjusted Operating Income:

    Adjusted operating income is defined as operating income excluding non-cash compensation for performance-based stock options and net gain or loss on disposal of operations. Operating income is the most directly comparable GAAP measure, and the following table reconciles adjusted operating income to operating income for the quarters and nine months ended September 30, 2004 and 2003:

                                                Three months ended
                                                    September 30,
                                              ------------------------
                                               2004    2003  % Change
                                              ------   ----- ---------

Operating Income, GAAP basis                   $109    $106         3%

Excluding:
 Non-cash compensation - performance options      4       4
 Net gain on disposal of operations               -      (6)

                                              ------   -----
Adjusted Operating Income                      $113    $104         9%
                                              ======   =====

Operating Margin, GAAP basis, or Operating
 Income as a percentage of Total Revenues      22.2%   23.5%
                                              ======   =====

Adjusted Operating Margin, or Adjusted
 Operating Income as a percentage of Total
 Revenues                                      23.1%   23.0%
                                              ======   =====

                                                  Nine months ended
                                                     September 30,
                                                 ---------------------
                                                 2004  2003  % Change
                                                 ----- ----- ---------

Operating Income, GAAP basis                     $496  $428        16%

Excluding:
 Non-cash compensation - performance options       10    17
 Net gain on disposal of operations                (5)  (10)

                                                 ----- -----
Adjusted Operating Income                        $501  $435        15%
                                                 ===== =====

Operating Margin, GAAP basis, or Operating Income
 as a percentage of Total Revenues               29.4% 29.0%
                                                 ===== =====

Adjusted Operating Margin, or Adjusted Operating
 Income as a percentage of Total Revenues        29.7% 29.0%
                                                 ===== =====


                       WILLIS GROUP HOLDINGS LIMITED
               SUPPLEMENTAL FINANCIAL INFORMATION (cont'd)
                   (in millions, except per share data)
                             (unaudited)

    Adjusted Net Income:

    Adjusted net income is defined as net income excluding non-cash compensation for performance-based stock options, net gain or loss on disposal of operations and the non-recurring subordinated debt redemption premium. Net income is the most directly comparable GAAP measure, and the following table reconciles adjusted net income to net income for the quarters and nine months ended September 30, 2004 and 2003:

                          Three months ended      Per Diluted Share
                             September 30,       Three months ended
                                                    September 30,
                         --------------------- -----------------------
                         2004  2003  % Change   2004   2003  % Change
                         ----- ----- --------- ------ ------ ---------

Net Income, GAAP basis    $75   $99      (24)% $0.45  $0.59      (24)%

Excluding:
 Non-cash compensation -
  performance options,
  net of tax ($2, $1)       2     3             0.01   0.02
 Net gain on disposal of
  operations, net of tax
  (nil, $(3))               -    (3)               -  (0.02)
 One-time income tax
  benefit - performance
  options (Note 2)          -   (37)               -  (0.22)

                         ----- -----           ------ ------
Adjusted Net Income       $77   $62        24% $0.46  $0.37        24%
                         ===== =====           ====== ======

Diluted shares
 outstanding, GAAP basis  167   168
                         ===== =====


                  WILLIS GROUP HOLDINGS LIMITED
          SUPPLEMENTAL FINANCIAL INFORMATION (cont'd)
              (in millions, except per share data)
                        (unaudited)

                           Nine months ended      Per Diluted Share
                             September 30,        Nine months ended
                                                    September 30,
                         --------------------- -----------------------
                         2004  2003  % Change   2004   2003  % Change
                         ----- ----- --------- ------ ------ ---------

Net Income, GAAP basis   $319  $296         8% $1.89  $1.75         8%

Excluding:
 Non-cash compensation -
  performance options,
  net of tax ($3, $3)       7    14             0.04   0.08
 Net gain on disposal of
  operations, net of tax
  ($(2), $(4))             (3)   (6)           (0.02) (0.03)
 Non-recurring premium on
  redemption of
  subordinated debt, net
  of tax ($7)              10     -             0.06      -
 One-time income tax
  benefit - performance
  options (Note 2)          -   (37)               -  (0.22)

                         ----- -----           ------ ------
Adjusted Net Income      $333  $267        25% $1.97  $1.58        25%
                         ===== =====           ====== ======

Diluted shares
 outstanding, GAAP basis  169   169
                         ===== =====


    Forward-Looking Information: Our stated goal is to grow adjusted net income per diluted share by 15 percent or better each year. The most directly comparable GAAP measure is net income per diluted share. We are not in a position to reconcile adjusted net income per diluted share to net income per diluted share for this forward-looking information. Historically, reconciling items have consisted of non-cash compensation for performance-based stock options, estimated at $2 million for the remainder of 2004; net gain or loss on disposal of operations; and the tax effects thereon. We are unable to provide estimates for future gains or losses on disposals.

    CONTACT: Willis Group Holdings Limited
             Investors:
             Kerry K. Calaiaro, +1 212 837-0880
             Email: calaiaro_ke@willis.com
             Media:
             Nicholas Jones, +44 20 7488-8190
             Email: jonesnr@willis.com
             Dan Prince, +1 212 837-0806
             Email: princeda@willis.com